Appendix III to Guarantee Commitment                              Document 9
                                                       Contract No. MA-13897

                               SECURITY AGREEMENT
                               SPECIAL PROVISIONS
                               ------------------

         THIS SECURITY AGREEMENT, Contract No. MA-13897, dated July 29, 2004 (this "Security Agreement"), is made and entered into by MATSON NAVIGATION COMPANY, INC., a corporation organized under the laws of the State of Hawaii (the "Shipowner"), and the UNITED STATES OF AMERICA (the "United States"), represented by the SECRETARY OF TRANSPORTATION, acting by and through the MARITIME ADMINISTRATOR (the "Secretary"), pursuant to Title XI of the Act.

                                    RECITALS:
                                    --------

         A. The Shipowner has entered into the Construction Contract, dated
May 29, 2002 (the "Construction Contract"), with Kvaerner Philadelphia Shipyard Inc., a Pennsylvania corporation (the "Shipyard"), with respect to the Construction of the vessel MAUNAWILI, Official Number 1153166 (the "Vessel").

         B. Kvaerner ASA, a Norwegian company (the "Guarantor"), entered into that certain Guaranty with the Shipowner, dated May 29, 2002 (the "Guaranty"), guaranteeing performance by the Shipyard under the Construction Contract, including, but not limited to, post-delivery warranty obligations.

         D. On the date hereof, the Secretary entered into, and the Shipowner accepted a Commitment to Guarantee Obligations, Contract No. MA-13895, whereby the United States has committed itself to guarantee the payment in full of all the unpaid interest on, and the unpaid principal balance of, Obligations
(as defined herein) in the aggregate principal amount not to exceed eighty-seven and one-half percent (87-1/2%) of the Actual Cost of the Vessel, which amounts are set out in Table A.
               -------

         E. The Shipowner has entered into the Bond Purchase Agreement providing for the sale and delivery, on the Closing Date, of obligations in the aggregate principal amount of $55,000,000, to be designated "United States Government Guaranteed Ship Financing Bonds, Maunawili Series" (the "Obligations"), having the maturity dates and interest rates set forth in the Bond Purchase Agreement, the Indenture and the Obligations.

         F. On the date hereof, the Shipowner and Wells Fargo Bank, N.A., a national banking association, as Indenture Trustee, executed and delivered the Trust Indenture (the "Indenture") pursuant to which the Shipowner will issue the Obligations.

         G. On the date hereof, the Secretary and the Indenture Trustee executed the Authorization Agreement, Contract No. MA-13896, which authorizes the Indenture Trustee to endorse, execute and authenticate the Secretary's Guarantee on each of the Obligations.

         H. As security for the due and timely payment of the Secretary's Note, issued this date by the Shipowner, and for the Secretary's issuance of the Guarantees, the Shipowner has executed and delivered the Security Agreement, Contract No. MA-13897, and Amendment No. 1 to Title XI Reserve Fund and Financial Agreement, Contract No. MA-13855, granting the Secretary a security interest in, among other things, the Construction Contract, and certain other property, tangible and intangible, which the Shipowner now has or hereafter will acquire, and all of the proceeds thereof, and on the Delivery Date the Shipowner will execute and deliver the Mortgage, Contract No. MA-13898, granting the Secretary a security interest in the Vessel.

         I. As further security to the Secretary and in consideration of the Secretary agreeing to issue the Guarantees, the Shipyard has executed and delivered the Consent of Shipyard to the assignment of the Construction Contract to the Secretary hereunder.

         J. As further security to the Secretary and in consideration of the Secretary agreeing to issue the Guarantees, the Guarantor has executed and delivered the Consent of Guarantor to the assignment by Shipowner to the Secretary hereunder of the Guaranty.

         K. In order to implement certain aspects of the transactions contemplated by the Security Agreement and the Financial Agreement, the Secretary and the Shipowner have entered into the Depository Agreement, Contract No. MA-13899, on the date hereof.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in order to provide security to the Secretary for the Secretary's Note provided for herein, the parties hereto hereby agree as follows:

         1. Concerning These Special and General Provisions. This Security
            -----------------------------------------------
Agreement shall consist of two parts: the Special Provisions and the General Provisions attached hereto as Exhibit 1 of the Security Agreement and incorporated herein by reference. In the event of any conflict, or inconsistency between the Special Provisions of this Security Agreement and Exhibit 1 hereto, the Special Provisions shall control.

         2. No Construction Period Financing. The parties acknowledge that
            --------------------------------
pursuant to the Construction Contract, the Shipowner has no responsibility for, or risk in the Vessel under construction, and that its only obligation is to pay the entire Purchase Price for the Vessel upon acceptance of delivery upon completion of the Vessel in accordance with that Construction Contract, and that any and all such responsibility for, or risk in the Vessel shall arise only upon such delivery and payment. The parties further acknowledge that all proceeds of the Obligations sold prior to the Delivery Date shall be deposited in the Escrow Fund, and no withdrawal from the Escrow Fund will be made until such delivery giving rise to the obligation of payment for the Vessel. In result, neither the Shipowner nor the Secretary bear any pre-delivery risk of loss or damage to, or performance by, the Shipyard, and all provisions in the General Provision of this Agreement regarding Shipowner obligations for pre-delivery insurance, loss proceeds, performance bonds and security interest against the Shipyard shall not apply.

         3. Additions, Deletions and Amendments to Exhibit 1. The following
            ------------------------------------------------
additions, deletions and amendments are hereby made to the Security Agreement:

         (a) Concerning Section 1.01. The following is added after the period at
             -----------------------
the end of Section 1.01:

             "Whenever there is a reference to a Vessel, any vessel or Vessels signifying more than one Vessel, the reference shall be read as applying to the "Vessel" in the singular, except as otherwise required by the Financial Agreement or the Depository Agreement."

         (b) Concerning Section 1.03.
             -----------------------

             (1) Granting Clause (3) is amended by adding the words ", all charters of the Vessel" before the words "any charter hire".

             (2) Granting Clause (8) is renumbered as Granting Clause (9) and a new Granting Clause (8) is added as follows:

             "(8) the Guaranty."

             The reference to "paragraphs (1) through (7)" in newly renumbered Granting Clause (9) is changed to "paragraphs (1) through (8); and Granting Clause (9) is renumbered as Granting Clause (10), and the words "date hereof" are deleted from newly renumbered Clause (10) and the words "Delivery Date" are inserted in lieu thereof.

         (c) Concerning Section 2.01. The following words are added prior to the
             -----------------------
semicolon at the end of Section 2.01(a)(3): ", except that the above representations and warranties regarding the Mortgage shall be true effective as of the Delivery Date".

         (d) Concerning Section 2.02. The following changes are made to Section
             -----------------------
2.02:

             (1) In Section 2.02(a), the words "On the date of this Security Agreement" are deleted and the words "Effective as of the Delivery Date" are inserted in lieu thereof.

             (2) In Section 2.02(b)(1), the word "The" in the first line is deleted and the following words are inserted in lieu thereof: "Except as otherwise permitted in the Financial Agreement, the".

             (3) Section 2.03(a) and (b) are deleted in their entirety and the following inserted in lieu thereof:

             "On and after the Delivery Date, the Construction Contract shall be maintained in full force and effect insofar as it relates to post-delivery performance by the Shipowner and the Shipyard, and the Shipowner shall not, without the Secretary's prior written consent, amend, modify, assign or terminate the Construction Contract or consent to any change therein which releases the Shipyard from its post-delivery obligations under the Construction Contract or any applicable laws, conventions, rules and regulations."

         (e) Concerning Section 2.05. The following changes are made to Section
             -----------------------
2.05:

             (1) In connection with Section 2.05(b)(3), and the last paragraph of Section 2.05(e) relating to liability insurance, and cargo insurance, the maximum amount of self-insurance permitted to the Shipowner in each case is $2,500,000 per occurrence.

             (2) In connection with subparagraph (ii) of the initial paragraph of Section 2.05(c), the Secretary shall permit payment of losses up to an amount of $2,500,000 to be made directly to the Shipowner.

             (3) In connection with Section 2.05(l), as evidence of insurance maintained under Section 2.05, the Shipowner may submit a broker's cover note or comparable certificate of insurance setting forth the terms of the policies; provided, however, that the Secretary reserves the right at any time to require the delivery to him of all original policies or copies of policies pursuant to Section 2.05(l) and all of the provisions of said Section 2.05(l) shall apply to said policies.

         (f) Concerning Section 2.07. The words ", termination of the
             -----------------------
Construction Contract relating to such Vessel" are deleted from the first paragraph of Section 2.07, and the word "termination" is deleted from subparagraph (b) thereof.

         (g) Concerning Section 2.08(c). The words "NOTICE OF FLEET MORTGAGE"
             --------------------------
are deleted and the following words inserted in lieu thereof: "NOTICE OF SHIP MORTGAGE".

         (h) Concerning Section 5.02. The second sentence of Section 5.02 is
             -----------------------
deleted in its entirety.

         (i) Concerning Section 5.03(b).  Section 5.03(b) is deleted in its
             --------------------------
entirety, and the following inserted in lieu thereof:

             "(b) Any amount, as determined by the Secretary, on deposit in the Escrow Fund which represents interest on the principal amount deposited, may, unless there is an existing default, be disbursed by the Secretary to the Shipowner upon the Shipowner's Request made not more than ten (10) Business Days prior to the final disbursement of such principal amount on the Delivery Date, or made at least sixty (60) days after such final disbursement of such principal amount."

         (j) Concerning Section 6.01(b):
             --------------------------

             (1) Section 6.01(b)(3) is hereby amended by adding the following prior to the semicolon at the end thereof:

             "provided, however, that, for purposes of Section 6.01(b)(3)
              -----------------
             and Section 6.01(b)(6), in the event of any default pursuant to Section 2.01(a)(5) the cure period may exceed thirty (30) days after such notice for a period of up to forty-five (45) days during which the Shipowner is diligently attempting to resolve, stay or adequately provide for such litigation, proceeding or investigation referred to in said Section 2.01(a)(5) in a manner that would not prevent or jeopardize the performance by the Shipowner of its Obligations under the Documents"

             (2) Section 6.01(b)(9) is hereby amended by adding the following prior to the period at the end thereof:

             "continued after the Shipowner receives actual knowledge of such default"

         (k) Concerning Section 6.04. Section 6.04(b)(4) is hereby amended by
             -----------------------
inserting the words "with a copy of said notice" between the words "Authorized Newspaper" and the words "to the Shipowner".

         (l) Concerning Section 8.01(a). The following words are added to
             --------------------------
Section 8.01(a) after the words "provided that,": "except as otherwise permitted in the Financial Agreement,".

         (m) Concerning Section 9.01. Subject to Section 9.01, any notice,
             -----------------------
request, demand, direction, consent waiver, approval or other communication, when given to a party hereto, shall be addressed as follows:

         If to the Secretary:             Secretary of Transportation
                                          U.S. Department of Transportation
                                          c/o Maritime Administrator
                                          Maritime Administration
                                          400 Seventh Street, S.W.
                                          Washington, D.C.  20590
                                          Telephone: 202-366-5882
                                          Facsimile: 202-366-7485
                                          Attention: Richard M. Lorr, Esq.
                                                     Office of Chief Counsel
                                          E-Mail: richard.lorr@marad.dot.gov

         If to the Shipowner:             Matson Navigation Company, Inc.
                                          555 12th Street
                                          Oakland, CA  94607
                                          Telephone: 510-628-4583
                                          Facsimile: 510-628-7331
                                          Attention: Kevin C. O'Rourke, Esq.
                                                     Senior Vice President &
                                                     General Counsel
                                          E-Mail: korourke@matson.com

         If to the Indenture Trustee:     Wells Fargo Bank, N.A.
                                          Corporate Trust Services
                                          555 Montgomery Street, 10th Floor
                                          San Francisco, CA  94111
                                          Telephone: 415-396-6774
                                          Facsimile: 415-395-9064
                                          Attention: Karen T. Mitani
                                                     Vice President-Manager
                                          E-Mail: karen.t.mitani@wellsfargo.com

         4. Governing Law. This Security Agreement and the rights and
            -------------
obligations of the parties hereto shall be governed and construed in accordance with the United States maritime laws, to the extent applicable, and otherwise in accordance with the laws of the State of California.

         5. Execution of Counterparts. This Security Agreement may be executed
            -------------------------
in any number of counterparts. All such counterparts shall be deemed to be originals, and shall constitute but one and the same document.

         6. Inconsistencies. Notwithstanding any provisions herein, in the event
            ---------------
here are inconsistencies between the original of this document held by the Secretary and the original of this document held by any other party hereto, the provisions of the original of this document held by the Secretary shall prevail.


                            (SIGNATURE PAGE FOLLOWS)

         IN WITNESS WHEREOF, this Security Agreement Special Provisions has been executed by the parties hereto as of the day and year first above written.


                                             SHIPOWNER
                                             ---------

                                             MATSON NAVIGATION COMPANY, INC.


                                             By: /s/ Matthew J. Cox
                                                 ---------------------------
Attest:                                          Name: Matthew J. Cox
------                                           Title: Senior Vice President &
                                                        Chief Financial Officer
By: /s/ Kevin C. O'Rourke
    --------------------------------
    Name: Kevin C. O'Rourke
    Title: Senior Vice President &
           General Counsel

                                             UNITED STATES
                                             -------------

                                             UNITED STATES OF AMERICA,
                                             SECRETARY OF TRANSPORTATION

                                             BY: MARITIME ADMINISTRATOR


                                             By: /s/ Joel C. Richard
                                                 ----------------------------
                                                 Secretary
Attest:                                          Maritime Administration
------

By: /s/ Sarah J. Washington
    -----------------------------------
    Assistant Secretary
    Maritime Administration

                               EXHIBITS/SCHEDULES
                                     TO THE
                      SECURITY AGREEMENT SPECIAL PROVISIONS
                      -------------------------------------


Schedule X    -   Schedule of Definitions to Security Agreement
Exhibit 1     -   General Provisions Incorporated into the Security Agreement by
                  Reference
Exhibit 2     -   Form of Secretary's Note
Exhibit 3     -   Form of First Preferred Ship Mortgage
Exhibit 4     -   Amendment No. 1 to Financial Agreement
Exhibit 5     -   Construction Contract
Exhibit 6     -   Form of Consent of Shipyard
Exhibit 7     -   Guaranty
Exhibit 8     -   Form of Consent of Guarantor
Exhibit 9     -   Depository Agreement

                                     TABLE A
                                     TO THE
                      SECURITY AGREEMENT SPECIAL PROVISIONS
                      -------------------------------------

         The aggregate Actual Cost of the Vessel as of the date hereof as determined by the Secretary, namely, (i) the amounts paid by or for the account of the Shipowner as of the date hereof for the Construction of the Vessel, plus
(ii) the amount which the Shipowner was on said date obligated under the Construction Contract to pay for the Construction of the Vessel as of the date determined by the Secretary, plus (iii) other amounts estimated to be paid by the Shipowner, is $102,925,340, less foreign items of $22,079,819*, for a net Actual Cost of $80,845,521.


-----------------------------------------------------------------------------------------------------------
ITEM                                        AMOUNT                 AMOUNT                TOTAL ($)
                                            PAID ($)              OBLIGATED
                                                                TO BE PAID ($)
-----------------------------------------------------------------------------------------------------------
Contract Price                             91,625,000              2,375,000            94,000,000
-----------------------------------------------------------------------------------------------------------
Changes & Extras                            2,388,404                                    2,388,404
-----------------------------------------------------------------------------------------------------------
Spare Parts
-----------------------------------------------------------------------------------------------------------
Owner-Furnished Items**                        18,814              2,455,186             2,474,000
-----------------------------------------------------------------------------------------------------------
Design, Engineering & Inspection**            975,724                599,276             1,575,000
-----------------------------------------------------------------------------------------------------------
Estimated Guarantee Fee                     2,487,936                                    2,487,936
-----------------------------------------------------------------------------------------------------------
Total Actual Cost                          97,495,878              5,429,462           102,925,340*
-----------------------------------------------------------------------------------------------------------

*    Less $22,079,819 of foreign costs shipped on or after November 21, 2002, yielding a total Actual Cost of $80,845,521.

**   "Amount Paid" is through June, 2004.  "Amount Obligated to be Paid" is estimated.


Schedule X to the Security Agreement                               Document 10


                             SCHEDULE OF DEFINITIONS
                             -----------------------

         "Act" means the Merchant Marine Act, 1936, as amended and in effect on the Closing Date.

         "Actual Cost" means the actual cost of a Vessel, as set forth in Table A of the Security Agreement or as subsequently redetermined by the Secretary pursuant to the Security Agreement and the Act.

         "Audited Financial Statements" means the annual audit of the Shipowner's accounts in accordance with generally accepted auditing standards by independent certified public accountants or independent licensed public accountants, certified or licensed by a regulatory authority of a state or other political subdivision of the United States, who may be the Shipowner's regular auditors.

         "Authorization Agreement" means the Authorization Agreement, Contract No. MA-13896, dated as of the Closing Date, between the Secretary and the Indenture Trustee, whereby the Secretary authorizes the Guarantee of the United States to be endorsed on the Obligations, as the same is originally executed, or as modified, amended or supplemented therein.

         "Authorized Newspapers" means The Wall Street Journal or if it ceases to exist, then in such other newspapers as the Secretary may designate.

         "Bond" means each, and "Bonds" means every sinking fund bond in the aggregate principal amount of $55,000,000, designated "United States Government Guaranteed Ship Financing Bonds, Maunawili Series," issued by the Shipowner and bearing a Guarantee that is authenticated and delivered under the Authorization Agreement and the Indenture having the Stated Maturity and interest rate set forth in the Bond Purchase Agreement and the Indenture.

         "Bond Purchase Agreement" means the agreement for the purchase of the Bonds, executed by the Shipowner and the Purchaser named therein, as originally executed, modified or supplemented.

         "Business Day" means a day which is not a Saturday, Sunday or a bank holiday under the laws of the United States or the States of California, New York and the District of Columbia.

         "Chapter 313" means the provisions of 46 United States Code Chapter 313, as amended.

         "Classification Society" means the American Bureau of Shipping or, as specified in the Special Provisions of the Security Agreement, either a member of the International Association of Classification Societies ("IACS") that has been ISO 9000 series registered or an IACS member that meets the requirements of the International Maritime Organization, is qualified under a Quality Systems Certificate Scheme and recognized by the United States Coast Guard and the Secretary as meeting acceptable standards.

         "Closing Date" or "Closing" means the date when the Security Agreement is executed and delivered by the Shipowner.

         "Commitment to Guarantee Obligations" has the same meaning as the term Guarantee Commitment.

         "Company" means the entity designated as such under the Financial Agreement.

         "Consent of Shipyard" means the document evidencing the Shipyard's consent to assignment of the Construction Contract to the Secretary under the Security Agreement as originally executed, modified, amended or supplemented.

         "Consent of Guarantor" means the document evidencing the Guarantor's consent to the assignment of the Guaranty relating to the Construction of the Vessel to the Secretary under the Security Agreement as originally executed, modified, amended or supplemented.

         "Construction" means construction of the Vessel, including designing, inspecting, outfitting and equipping thereof and post-delivery obligations relating thereto, pursuant to the terms of the Construction Contract.

         "Construction Contract" means the Construction Contract between the Shipowner and the Shipyard, dated May 29, 2002, relating to the Construction of the Vessel as originally executed, or as modified or supplemented pursuant to the applicable provisions thereof.

         "Default" when used in the Security Agreement has the meaning attributed to it in Article VI thereof.

         "Delivery Date" means the date on which the Vessel is delivered to and accepted by the Shipowner pursuant to the Construction Contract.

         "Deposit Fund" means the account held pursuant to Section 1109 of the Act and in accordance with the terms of the Depository Agreement.

         "Depository Agreement" means the Depository Agreement, Contract No. MA-13899, dated as of the Closing Date, between the Shipowner and the Secretary, as originally executed, or as modified or supplemented in accordance with the applicable provisions thereof.

         "Eligible Investment" has the meaning given by Section 5 of the Financial Agreement.

         "Escrow Fund" means the account held by the Secretary, established under Section 1108 of the Act and administered pursuant to Article V of the Security Agreement.

         "Financial Agreement" means the Title XI Reserve Fund and Financial Agreement, Contract No. MA-13855, executed by the Shipowner and the Secretary, as originally executed, or as modified, amended or supplemented.

         "Financial Asset" has the meaning given by Article 8-102(a)(9) of the UCC.

         "Government Use" means the use of a Vessel or requisition of its title required by a government or governmental body of the United States of America.

         "Guarantee" means each, and the "Guarantees" means every, guarantee of an Obligation by the United States pursuant to Title XI of the Act, as provided in the Authorization Agreement.

         "Guarantee Commitment" means the Commitment to Guarantee Obligations, Contract No. MA-13895, dated as of the Closing Date, executed by the Secretary and accepted by the Shipowner relating to the Guarantees, as originally executed or as modified, amended or supplemented.

         "Guarantor" has the meaning ascribed thereto in Recital B of the Security Agreement.

         "Guaranty" means the Guaranty dated May 29, 2002, between the Guarantor and the Shipowner.

         "Increased Security" means the Secretary's Note, the Security Agreement, the Vessel, the Security, the Escrow Fund, the Title XI Reserve Fund, the Guaranty, the Policies of Insurance, and the proceeds of the foregoing.

         "Indenture" means the Trust Indenture, between the Shipowner and the Indenture Trustee, as originally executed, or as modified, amended or supplemented.

         "Indenture Default" has the meaning specified in Article VI of the Indenture.

         "Indenture Trustee" means Wells Fargo Bank, N.A., a national banking association, and any successor trustee under the Indenture.

         "Interest Payment Date" means with respect to any Obligation, the date when any installment of interest on such Obligation is due and payable.

         "Long-Term Debt" means, as of any date, the total notes, bonds, debentures, equipment obligations and other evidence of indebtedness that would be included in long term debt in accordance with generally accepted accounting principles; provided, such term shall not include any non-recourse liability of
            --------
any unconsolidated entity for which the Company has no legal liability. There shall also be included any guarantee or other liability for the debt of any other Person, not otherwise included on the balance sheet.

         "Maturity" when used with respect to any Obligation, means the date on which the principal of such Obligation becomes due and payable as therein provided, whether at the Stated Maturity or by redemption, declaration of acceleration or otherwise.

         "Monies Due with Respect to Construction of the Vessels" has the meaning specified in Section 1.03 of the Security Agreement.

         "Mortgage" means the first preferred ship mortgage on the Vessel, Contract No. MA-13898, dated as of the Delivery Date, by the Shipowner to the Secretary, as originally executed, modified, amended or supplemented.

         "Mortgagee" means the Secretary, as Mortgagee under the Mortgage.

         "Mortgagor" means the Shipowner, as Mortgagor under the Mortgage.

         "Net Worth" means, as of any date, the total of paid-in capital stock, paid-in surplus, earned surplus and appropriated surplus, and all other amounts that would be included in net worth in accordance with generally accepted accounting principles, but exclusive of (1) any receivables from any stockholder, director, Officer or employee of the Company or from any Related Party (other than current receivables arising out of the ordinary course of business and not outstanding for more than sixty (60) days), and (2) any increment resulting from the reappraisal of assets.

         "Obligation" means each, and "Obligations" means every Bond.

         "Obligee" means each, and "Obligees" means every, holder of an Obligation.

         "Offering Circular" means the Offering Circular relating to the issuance and sale of each Obligation.

         "Officer's Certificate" means a certificate conforming to Section 1.02 of the Security Agreement or the Indenture as the context may require.

         "Outstanding" when used with reference to the Obligations, shall mean all Obligations theretofore issued under the Indenture, except: (1) Obligations Retired or Paid; and (2) Obligations in lieu of which other Obligations have been issued under the Indenture.

         "Paying Agent" means any bank or trust company meeting the qualifications in Section 7.02(a) of the Indenture and appointed by the Shipowner under Section 4.02 of the Indenture to pay the principal of (and premium, if any) or interest on the Obligations on behalf of the Shipowner.

         "Payment Default" has the meaning specified in Section 6.01 of the Security Agreement.

         "Person" or "Persons" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, government, or any agency or political subdivision thereof.

         "Policies of Insurance" and "policies" means all cover notes, binders, policies of insurance and certificates of entry in a protection and indemnity association, club or syndicate with respect to the Vessel (including all endorsements and riders thereto), including, but not limited, to all insurance required under Section 2.05 of the Security Agreement.

         "Redemption Date" means a date fixed for the redemption of an Obligation by the Indenture.

         "Related Party" means one that can exercise control or significant influence over the management and/or operating policies of another Person, to the extent that one of the Persons may be prevented from fully pursuing its own separate interests. Related Parties consist of all affiliates of an enterprise, including (1) its management and their immediate families, (2) its principal owners and their immediate families, (3) its investments accounted for by the equity method, (4) beneficial employee trusts that are managed by the management of the enterprise, and (5) any Person that may, or does, deal with the enterprise and has ownership of, control over, or can significantly influence the management or operating policies of another Person to the extent that an arm's-length transaction may not be achieved.

         "Request" means a written request to a Person for the action therein specified, signed by a Responsible Officer of the Person making such request.

         "Responsible Officer" means (1) in the case of any business entity, the chairman of the board of directors, the president, any executive or senior vice president, the secretary, the treasurer, member or partner, (2) in the case of any commercial bank, the chairman or vice-chairman of the executive committee of the board of directors or trustees, the president, any executive or senior vice president, the secretary, the treasurer, any trust officer, and (3) with respect to the signing or authentication of Obligations and Guarantees by the Indenture Trustee, any person specifically authorized by the Indenture Trustee to sign or authenticate Obligations.

         "Retired or Paid" as applied to Obligations and the indebtedness evidenced thereby means that such Obligations shall be deemed to have been so retired or paid and shall no longer be entitled to any rights or benefits provided in the Indenture if: (1) such Obligations shall have been paid in full;
(2) such Obligations shall have been canceled by the Indenture Trustee; or (3) such Obligations shall have become due and payable at Maturity and funds sufficient for the payment of such Obligations (including interest to the date of Maturity, or in the case of a payment after Maturity, to the date of payment, together with any premium thereon) and available for such payment and are held by the Indenture Trustee or any Paying Agent with irrevocable directions, to pay such Obligations; provided that, the foregoing definition is subject to Section
                  -------------
6.08 of the Indenture.

         "Rights Under the Construction Contracts and Related Contracts" shall have the meaning specified in Section 1.03 of the Security Agreement.

         "Secretary" means the Secretary of Transportation or any officials duly authorized to perform the functions of the Secretary of Transportation under Title XI of the Act.

         "Secretary's Note" means a promissory note issued and delivered by the Shipowner to the Secretary substantially in the form of Exhibit 2 of the Security Agreement, including any promissory note issued in substitution for, or any endorsement or supplement thereof.

         "Secretary's Notice" means a notice from the Secretary to the Indenture Trustee that a Security Default, within the meaning of Section 6.01(b) of the Security Agreement, has occurred.

         "Security" has the meaning specified in Section 1.03 of the Security Agreement.

         "Security Agreement" means the Security Agreement, Contract No. MA-13897, dated as of the Closing Date, consisting of the Special Provisions, the General Provisions and this Schedule X, executed by the Shipowner as security for the Secretary, as originally executed, or as modified, amended or supplemented.

         "Security Default" has the meaning specified in Section 6.01 of the Security Agreement.

         "Shipowner" means Matson Navigation Company, Inc., a Hawaii corporation, and shall include its successors and assigns.

         "Shipyard" means Kvaerner Philadelphia Shipyard Inc., a Pennsylvania corporation, as party to the Construction Contract.

         "Stated Maturity" means the date determinable as set forth in any Obligation as the final date on which the principal of such Obligation is due and payable.

         "Successor" means a Person formed by or surviving a consolidation or merger with the Shipowner or to which the Vessels have been sold.

         "Title XI" means Title XI of the Act.

         "Title XI Reserve Fund" has the meaning specified in the Financial Agreement.

         "Title XI Reserve Fund and Financial Agreement" means the Financial Agreement.

         "UCC" means the Uniform Commercial Code as enacted in the States of California and Hawaii, as applicable.

         "Vessel" means the MAUNAWILI, Official Number 1153166, financed with the Obligations.

         "Working Capital" shall mean the excess of current assets over current liabilities, both determined in accordance with generally accepted accounting principles and adjusted as follows:

         (1) In determining current assets, there shall also be deducted: (A) Any securities, obligations or evidence of indebtedness of a Related Party or of any stockholder, director, officer or employee (or any member of his family) of the Company or of such Related Party, except advances to agents required for the normal current operation of the Company's vessels and current receivables arising out of the ordinary course of business and not outstanding for more than sixty (60) days; and (B) an amount equal to any excess of unterminated voyage revenue over unterminated voyage expenses; and there will be added to current assets all accounts receivable that have been deposited in the Company's Capital Construction Fund (the "CCF") for which deposits the Company has received the Secretary's approval; provided, such deposits shall not be subject to a pledge
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for any purpose and shall be at the after-tax value assuming such receivables are withdrawn from the CCF in a non-qualified CCF withdrawal.

         (2) In determining current liabilities, there shall be deducted any excess of unterminated voyage expenses over unterminated voyage revenue; and

         (3) In determining current liabilities, there shall be added one half of all annual charter hire and other lease obligations (having a term of more than six (6) months) due and payable within the succeeding fiscal year, other than charter hire and such other lease obligations already included and reported as a current liability on the Company's balance sheet.